Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 333-257942) pertaining to the 2012 Stock Plan, 2021 Equity Incentive Plan and Nima Ghamsari Stand-Alone Stock Option Agreement of Blend Labs, Inc.,
•Registration Statement (Form S-8 No. 333-264040) pertaining to the 2021 Equity Incentive Plan of Blend Labs, Inc.;

of our report dated March 16, 2023, with respect to the consolidated financial statements of Blend Labs, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Francisco, California
March 16, 2023